
                                                                 EXHIBIT (a)(3)

                                MGM GRAND, INC.

                         NOTICE OF GUARANTEED DELIVERY
                           OF SHARES OF COMMON STOCK

  This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary (as defined below) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase defined below). This form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible
Institutions only) by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase. THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM
MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER
OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME
SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH
ELIGIBLE INSTITUTION.

                       THE DEPOSITARY FOR THE OFFER IS:

                     CHASEMELLON SHAREHOLDER SERVICES, LLC

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
            By Mail:                      By Overnight Courier:                     By Hand:

          P.O. Box 3301            85 Challenger Road-Mail Drop-Reorg.      120 Broadway, 13th Floor
  South Hackensack, N.J. 07606         Ridgefield Park, N.J. 07660            New York, N.Y. 10271
   Attn: Reorganization Dept.          Attn: Reorganization Dept.          Attn: Reorganization Dept.

     Facsimile Transmissions (Eligible Institutions Only): (201) 296-4293
             To Confirm Receipt of Facsimile Only: (201) 296-4860

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER
         THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A
             FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL
                       NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

  The undersigned hereby tenders to MGM Grand, Inc., a Delaware corporation
(the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 2, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.01 per share (the "Shares"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

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
               Number of Shares:                                    SIGN HERE:

________________________________________________ ________________________________________________
        CERTIFICATE NOS.: (IF AVAILABLE)                      NAME(S) (PLEASE PRINT)
________________________________________________ ________________________________________________

________________________________________________ ________________________________________________
         AREA CODE AND TELEPHONE NUMBER                             (ADDRESS)

Account No. ____________________________________ ________________________________________________
at The Depository Trust Company                                    SIGNATURE(S)

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                                   ODD LOTS

   This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially, as of the close of business on June 30, 1998, and who continues to own beneficially as of the Expiration
 Date, an aggregate of fewer than 100 Shares.

     The undersigned either (check one box):

 [_] owned beneficially, as of the close of business on June 30, 1998 and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered, or

 [_] is a broker, dealer, commercial bank, trust company or other nominee that
     (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially, as of the close of business on June
     30, 1998, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.
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              GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust
Company in each case together with a properly completed and duly executed
Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three New
York Stock Exchange, Inc. trading days after the date hereof.

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
________________________________________________ ________________________________________________
                  NAME OF FIRM                                 AUTHORIZED SIGNATURE
________________________________________________ ________________________________________________
                    ADDRESS                                            NAME
________________________________________________ ________________________________________________
             CITY, STATE, ZIP CODE                                    TITLE
Dated: ___________________________________, 1998 ________________________________________________
                                                          AREA CODE AND TELEPHONE NUMBER

  THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

  DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.


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